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                                                          Acuity Imaging Inc.
                                                          Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Robotic Vision Systems, Inc. on Form S-4 of our report on the consolidated financial statements of Acuity Imaging, Inc. (formerly Automatix Incorporated) (not presented separately herein) dated February 11, 1994 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is also part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Boston, Massachusetts
July 21, 1995